EXHIBIT
11.1
                             FORCENERGY INC
                               --------------
                      COMPUTATION OF EARNINGS PER SHARE -----------------
                      ----------------
                  (in thousands, except per share data)

PRIMARY EARNINGS PER SHARE
                                           Three Months        Nine
Months
                                              Ended               Ended
                                          September 30,       September
30,
                                       -----------------   ------------------
                                         1996      1995      1996      1995
                                       -------  --------   -------  ---------
Net Income (Loss)                      $ 2,491  $  (282)   $ 6,171  $ (2,013)
Weighted Average Shares and Share
Equivalents Outstanding                19,282   15,182     18,265    11,110
                                       -------  --------   -------  ---------
Primary Earnings Per Share             $  0.13  $ (0.02)   $  0.34  $  (0.18)
                                       =======  ========   =======  =========


FULLY DILUTED EARNINGS PER SHARE

                                          Three Months         Nine Months
                                              Ended               Ended
                                          September 30,       September 30,
                                       -----------------   ------------------
                                         1996      1995      1996      1995
                                       --------  -------   -------  --------
Net Income (Loss)                      $ 2,491   $ (282)   $ 6,171  $(2,013)
Effect of retirement of ESN notes
 on interest expense                     1,169    1,105      3,700    3,315
Tax effect related to interest expense    (436)    (412)    (1,380)  (1,236)
                                       --------  -------   -------- --------
Net Income (Loss) as adjusted          $ 3,224   $  411    $ 8,491  $    66
Weighted Average Shares and Share
Equivalents Outstanding                21,819   17,525     21,771   13,453
                                       --------  -------   --------  -------
Fully Diluted Earnings Per Share       $   .15   $  .02    $   .39       --
                                       ========  =======   ========  =======

WEIGHTED AVERAGE SHARES AND SHARE EQUIVALENTS OUTSTANDING (PRIMARY EPS)

                                          Three Months        Nine Months
                                             Ended               Ended
                                          September 30,      September 30,
                                        -----------------   ----------------
                                          1996     1995      1996      1995
                                         ------   ------    ------    ------
Weighted Average Shares of Common
  Stock                                  18,281   15,182    18,265    11,110
Dilutive Common Stock Equivalents,
 Greater than 3%
Effect on Primary EPS                    1,001      --         --       --
                                         -------  -------   -------  -------
                                         19,282    15,182    18,265   11,110
                                         =======  =======   =======  =======


WEIGHTED AVERAGE SHARES AND SHARE EQUIVALENTS OUTSTANDING (FULLY DILUTED EPS)

                                          Three Months        Nine Months
                                              Ended               Ended
                                          September 30,       September 30,
                                        -----------------   -----------------
                                         1996      1995      1996      1995
                                        -------  -------    ------   --------
Weighted Average Shares of Common
  Stock                                  18,281   15,182    18,265    11,110
Dilutive Common Stock Equivalents
 Effect on Fully Diluted EPS              1,202        --    1,165        --
Conversion of Subordinated Notes          2,336     2,343    2,341     2,343
                                        -------   -------   -------   -------
                                         21,819    17,525   21,771    13,453
                                        =======   =======   =======   =======